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                                                               EXHIBIT 21.1


                     SUBSIDIARIES OF INLAND RESOURCES INC.

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
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                                                              STATE OF
                                           PERCENTAGE       INCORPORATION
                 NAME                      OWNERSHIP       OR ORGANIZATION
                 ----                      ----------      ---------------
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Inland Production Company                      100%             Texas
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Farmout Inc.                                   100%             Utah
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Inland Gas Development Company                 100%             Utah
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West Monument Butte Pipeline Company         83.86%             Utah
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Castle Peak Pipeline Company                 49.43%             Utah
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